EXHIBIT 99.1

ADTRAN, INC.

REPORTS RESULTS for the SECOND QUARTER 2015 and DECLARES QUARTERLY CASH DIVIDEND

HUNTSVILLE, Ala.—(BUSINESS WIRE)—July 14, 2015—ADTRAN, Inc. (NASDAQ:ADTN) reported results for the second quarter 2015. For the quarter, sales were $160,138,000 compared to $176,129,000 for the second quarter of 2014. Net income was $2,544,000 compared to $14,395,000 for the second quarter of 2014. Earnings per share, assuming dilution, were $0.05 compared to $0.26 for the second quarter of 2014. Non-GAAP earnings per share were $0.10 compared to $0.30 for the second quarter of 2014. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Revenue for the quarter came in higher than expected, driven by the timing of CAF-related orders in our domestic business. EPS on a GAAP basis was reduced due to one-time restructuring charges as we continue to focus our company on the opportunities that are ahead. During the quarter, we saw an increase in broadband infrastructure activity in our domestic markets as carriers seek to position themselves competitively and utilize CAF funding to accelerate their deployment plans.”

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2015. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on July 30, 2015. The ex-dividend date is July 28, 2015 and the payment date is August 13, 2015.

The Company confirmed that its second quarter conference call will be held Wednesday, July 15, 2015 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2014 and on Form 10-Q for the quarter ended March 31, 2015. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

CONTACT: Michael Foliano Senior Vice President & Interim CFO 256-963-8885	INVESTOR SERVICES/ASSISTANCE: Gayle Ellis Investor Services 256-963-8220

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	June 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$87,215	$73,439
Short-term investments	54,127	46,919
Accounts receivable, net	89,088	88,502
Other receivables	31,442	33,295
Inventory	100,048	86,710
Prepaid expenses	5,817	5,129
Deferred tax assets, net	17,038	17,095

Total Current Assets	384,775	351,089

Property, plant and equipment, net	73,347	74,828
Deferred tax assets, net	20,473	17,694
Goodwill	3,492	3,492
Other assets	10,236	10,942
Long-term investments	216,665	280,649

Total Assets	$708,988	$738,694

Liabilities and Stockholders’ Equity
Accounts payable	$85,456	$56,414
Unearned revenue	17,495	22,762
Accrued expenses	15,538	11,077
Accrued wages and benefits	15,515	13,855
Income tax payable, net	10,072	14,901

Total Current Liabilities	144,076	119,009

Non-current unearned revenue	9,444	10,948
Other non-current liabilities	31,268	30,924
Bonds payable	28,800	28,800

Total Liabilities	213,588	189,681

Stockholders’ Equity	495,400	549,013

Total Liabilities and Stockholders’ Equity	$708,988	$738,694

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Sales	$160,138	$176,129	$302,973	$323,133
Cost of sales	91,892	89,332	169,164	158,546

Gross Profit	68,246	86,797	133,809	164,587

Selling, general and administrative expenses	32,123	33,788	63,187	67,727
Research and development expenses	35,479	33,670	68,015	66,223

Operating Income	644	19,339	2,607	30,637

Interest and dividend income	908	1,054	1,841	2,348
Interest expense	(149)	(148)	(297)	(375)
Net realized investment gain	3,255	2,340	6,370	4,532
Other income (expense), net	(547)	(774)	(900)	(652)

Income before provision for income taxes	4,111	21,811	9,621	36,490

Provision for income taxes	(1,567)	(7,416)	(3,760)	(12,488)

Net Income	$2,544	$14,395	$5,861	$24,002

Weighted average shares outstanding - basic	51,822	55,409	52,607	56,077
Weighted average shares outstanding - diluted (1)	51,917	55,729	52,742	56,559

Earnings per common share - basic	$0.05	$0.26	$0.11	$0.43
Earnings per common share - diluted (1)	$0.05	$0.26	$0.11	$0.42

(1)	Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net Income	$2,544	$14,395	$5,861	$24,002

Other Comprehensive Income (Loss), net of tax:

Unrealized gains (losses) on available-for-sale securities	(1,783)	1,219	(2,286)	298
Defined benefit plan adjustments	72	—	140	—
Foreign currency translation	872	134	(2,446)	386

Other Comprehensive Income (Loss), net of tax	(839)	1,353	(4,592)	684

Comprehensive Income, net of tax	$1,705	$15,748	$1,269	$24,686

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income	$5,861	$24,002
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,256	7,467
Amortization of net premium on available-for-sale investments	1,578	2,272
Net realized gain on long-term investments	(6,370)	(4,532)
Net loss on disposal of property, plant and equipment	160	37
Stock-based compensation expense	3,114	4,149
Deferred income taxes	(1,743)	377
Tax benefit from stock option exercises	(23)	67
Excess tax benefits from stock-based compensation arrangements	38	(58)
Change in operating assets and liabilities:
Accounts receivable, net	(2,003)	(31,583)
Other receivables	(119)	(4,072)
Inventory	(14,254)	841
Prepaid expenses and other assets	(1,433)	(3,103)
Accounts payable	30,938	14,425
Accrued expenses and other liabilities	2,175	8,248
Income tax payable, net	(3,961)	4,442

Net cash provided by operating activities	21,214	22,979

Cash flows from investing activities:
Purchases of property, plant and equipment	(5,392)	(4,919)
Proceeds from disposals of property, plant and equipment	8	1
Proceeds from sales and maturities of available-for-sale investments	120,422	166,518
Purchases of available-for-sale investments	(62,626)	(106,406)

Net cash provided by investing activities	52,412	55,194

Cash flows from financing activities:
Proceeds from stock option exercises	833	1,781
Purchases of treasury stock	(49,307)	(53,091)
Dividend payments	(9,509)	(10,137)
Payments on long-term debt	—	(16,500)
Excess tax benefits from stock-based compensation arrangements	(38)	58

Net cash used in financing activities	(58,021)	(77,889)

Net increase in cash and cash equivalents	15,605	284
Effect of exchange rate changes	(1,829)	321
Cash and cash equivalents, beginning of period	73,439	58,298

Cash and cash equivalents, end of period	$87,215	$58,903

Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$270	$423

Supplemental Information

Restructuring Expenses

(Unaudited)

(In thousands)

Restructuring expenses were recorded in the following Consolidated Statements of Income categories for the three and six months ended June 30, 2015 and 2014:

	Three and Six Months Ended June 30,
	2015	2014
Restructuring expense included in cost of sales	$98	$—

Selling, general and administrative expense	644	—
Research and development expense	1,383	—

Restructuring expense included in operating expenses	2,027	—

Total restructuring expense	2,125	—
Provision for income taxes	(829)	—

Total restructuring expense, net of tax	$1,296	$—

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three and six months ended June 30, 2015 and 2014 for both transactions are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets and other purchase accounting adjustments	$226	$226	$452	$472

NSN BBA acquisition
Amortization of acquired intangible assets	229	295	470	597
Amortization of other purchase accounting adjustments	140	294	294	655
Acquisition related professional fees, travel and other expenses	35	17	41	65

Subtotal	404	606	805	1,317

Total acquisition related expenses, amortizations and adjustments	630	832	1,257	1,789
Provision for income taxes	(213)	(276)	(426)	(592)

Total acquisition related expenses, amortizations and adjustments, net of tax	$417	$556	$831	$1,197

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and six months ended June 30, 2015 and 2014:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue (adjustments to deferred revenue recognized in the period)	$64	$180	$131	$423
Cost of goods sold	33	23	45	57

Subtotal	97	203	176	480

Selling, general and administrative expenses	39	24	51	79
Research and development expenses	494	605	1,030	1,230

Subtotal	533	629	1,081	1,309

Total acquisition related expenses, amortizations and adjustments	630	832	1,257	1,789
Provision for income taxes	(213)	(276)	(426)	(592)

Total acquisition related expenses, amortizations and adjustments, net of tax	$417	$556	$831	$1,197

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Stock-based compensation expense included in cost of sales	$53	$119	$143	$235

Selling, general and administrative expense	723	1,015	1,414	2,041
Research and development expense	699	958	1,557	1,873

Stock-based compensation expense included in operating expenses	1,422	1,973	2,971	3,914

Total stock-based compensation expense	1,475	2,092	3,114	4,149
Tax benefit for expense associated with non-qualified options	(222)	(296)	(402)	(580)

Total stock-based compensation expense, net of tax	$1,253	$1,796	$2,712	$3,569

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP earnings per common share – diluted	$0.05	$0.26	$0.11	$0.42

Restructuring expense	0.02	—	0.02	—
Acquisition related expenses, amortizations and adjustments	0.01	0.01	0.02	0.02
Stock-based compensation expense	0.02	0.03	0.05	0.06

Non-GAAP earnings per common share – diluted	$0.10	$0.30	$0.20	$0.50